                       SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C.

                                   FORM 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 1995


                             The Ryland Group, Inc.
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              (Exact name of registrant as specified in its charter)



      Maryland                           1-8029                 52-0849948
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
  of incorporation)                                             Identification
                                                                Number)



11000 Broken Land Parkway, Columbia, Maryland                    21044
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (410) 715-7000



                                 Not Applicable
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      (Former name or former address, if changed since last report


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Item 5. Other Events


                       RYLAND ADOPTS NEW ACCOUNTING STANDARD
                         AND TAKES FOURTH-QUARTER CHARGE


     The Ryland Group, Inc., (NYSE Symbol: RYL) today announced that it will adopt a new accounting standard that affects the valuation of its homebuilding inventories. Concurrent with that decision, Ryland will take a non-cash charge that will impact fourth quarter after-tax earnings by $24 million to $27 million, or $1.51 to $1.70 per share.
     The charge is being taken primarily as a result of the adoption of the new accounting standard, Financial Accounting Standards No. 121 (FASB 121), which Ryland is required to adopt no later than January 1, 1996. The charge relates principally to Southern California inventories acquired in 1988 and 1989 and, to a lesser degree, certain joint venture investments in the Washington, D.C. metropolitan area entered into during that same time period.
     FASB 121 changes the method that companies must use to value long-lived assets, including inventories held by homebuilders. Previously, accounting standards required companies to carry inventories at the lower of cost or net realizable value. Under the new standard, if a valuation adjustment to inventories is required, the asset is adjusted to its fair value. Fair value is a more conservative measurement than net realizable value.
     "This non-cash charge does not affect the company's business strategies, which we feel confident will continue to lead to improved profitability for Ryland," said Ryland Chairman R. Chad Dreier. "We have made significant progress over the past two years with new home designs and more effective land strategies, which are resulting in increased traffic and higher margins, and we feel positive about our progress in these areas." Dreier also noted that the fourth-quarter non-cash charge in no way affects the company's fourth-quarter dividend distribution, which was announced on December 14, 1995.
     Ryland is the nation's third-largest homebuilder and a leading mortgage-finance company, with headquarters in Columbia, Maryland. The company has built more than 130,000 homes since its founding in 1967 and currently operates in 19 states.



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                                      SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     The Ryland Group, Inc.
                                                     ----------------------
                                                     (Registrant)



Date: December 18, 1995                              /s/ Stephen B. Cook
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                                                     Stephen B. Cook
                                                      Vice President and
                                                      Corporate Controller